                                                                                        Exhibit 99.1

FOR IMMEDIATE RELEASE

Nephros Announces Restatement of Financial Statements

NEW YORK - August 22, 2006 - Nephros, Inc. (AMEX:NEP) today announced that the management, Board of Directors and Audit Committee of the Board of Directors of the Company concluded that the previously reported financial statements covering the period ended March 31, 2006 should no longer be relied upon as such financial statements need to be restated in order to reflect a correction related to stock-based compensation expense. The error, which occurred during the process of adopting the new standard of accounting for stock options under Statement of Financial Accounting Standards No. 123 (Revised 2004), “Share-Based Payment,” resulted in the overstatement of $368,197 in the non-cash stock-based compensation expense for the three months ended March 31, 2006. Additionally, the Company determined it had not properly allocated such non-cash compensation expense among the research and development and selling, general and administrative expense categories. The Company has appropriately accounted for these matters in the condensed consolidated financial statements included in the Company’s Quarterly Report on Form 10-QSB for the three months ended June 30, 2006, which was filed with the Securities and Exchange Commission on August 22, 2006.

The Company intends to restate its financial statements for the three months ended March 31, 2006 and file an amended Quarterly Report on Form 10-QSB/A with the Securities and Exchange Commission as soon as practicable. The Company has identified a material weakness in its internal control over financial reporting relating to the item discussed above, which weakness is in the process of being remedied.

About Nephros Inc.
Nephros, Inc., headquartered in New York, is a medical device company developing and marketing products designed to improve the quality of life for the End-Stage Renal Disease (ESRD) patient, while addressing the critical financial and clinical needs of the care provider. Nephros also markets filtration products complimentary to its core ESRD therapy business. ESRD is a disease state characterized by the irreversible loss of kidney function. Nephros believes that its products are designed to remove a range of harmful substances more effectively, and more cost-effectively, than existing ESRD treatment methods; particularly with respect to substances known collectively as "middle molecules," due to their molecular weight, that have been found to contribute to such conditions as dialysis related amyloidosis, carpal tunnel syndrome, degenerative bone disease and ultimately, to mortality in the ESRD patient.

Nephros also markets a line of water filtration products, the Dual Stage Ultrafilter (DSU). The Company’s patented dual stage cold sterilization ultrafilter has the capability to filter out bacteria and, due to its exceptional filtration levels, filter out many viruses and parasites. The Company considers the DSU a significant breakthrough in providing affordable and reliable water filtration. The DSU is based on Nephros’ proprietary water filtration technology originally designed for use in its H2H machine, and is a complimentary product line to the Company’s main focus, the ESRD therapy business.

Forward Looking Statements
This news release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Such statements may include statements regarding the efficacy and intended use of Nephros’s technologies under development, the timelines for bringing such products to market and the availability of funding sources for continued development of such products and other statements that are not historical facts, including statements which may be preceded by the words “intends,” “may,” “will,” “plans,” “expects,” “anticipates,” “projects,” “predicts,” “estimates,” “aims,” “believes,” “hopes,” “potential” or similar words. For such statements, Nephros claims the protection of the Private Securities Litigation Reform Act of 1995.

Forward-looking statements are not guarantees of future performance, are based on certain assumptions and are subject to various known and unknown risks and uncertainties, many of which are beyond the control of Nephros. Actual results may differ materially from the expectations contained in the forward-looking statements. Factors that may cause such differences include the risks that: (i) Nephros may be unsuccessful in devising a practicable plan of action to timely regain compliance with the AMEX listing standards; (ii) products that appeared promising to Nephros in research or clinical trials may not demonstrate anticipated efficacy, safety or cost savings in subsequent pre-clinical or clinical trials; (iii) Nephros may not obtain appropriate or necessary governmental approvals to achieve its business plan or effectively market its products; (iv) Nephros’s technology and products may not be accepted in current or future target markets, which could lead to the failure to achieve market penetration of Nephros’s products; (v) Nephros may not be able to sell its ESRD or water filtration products at competitive prices or profitably; (vi) Nephros may not be able to satisfy its debt obligations when they become due and payable and (vii) Nephros may not be able to secure or enforce adequate legal protection, including patent protection, for its products. More detailed information about Nephros and the risk factors that may affect the realization of forward-looking statements is set forth in Nephros’s filings with the Securities and Exchange Commission, including Nephros’s Annual Report on Form 10-KSB filed with the SEC for the fiscal year ended December 31, 2005 and its Quarterly Report on Form 10-QSB filed with the SEC for the fiscal quarter ended June 30, 2006. Investors and security holders are urged to read those documents free of charge on the SEC’s web site at www.sec.gov. Nephros does not undertake to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise.

Contact:

Mark Lerner, CFO
Nephros, Inc.
Tel: 212-781-5113